UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of principal executive offices, including zip code)

(727) 213-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2011, Homeowners Choice, Inc. (the “Company”) entered into a Placement Agreement (the “Placement Agreement”) with Anderson & Strudwick, Incorporated (the “Placement Agent”) pursuant to which the Placement Agent agreed to use its best efforts to sell a minimum of 1,200,000 shares and a maximum of 1,500,000 shares of the Company’s 7.0% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) in a public offering (the “Offering”).

The Company agreed to pay the Placement Agent: (a) a placement fee equal to 5.25% of the offering price of the shares of Series A Preferred Stock sold in the Offering to purchasers who were solicited by the Placement Agent and who were not officers, directors or affiliates of the Company referred to the Placement Agent by the Company, and (b) with respect to the first 300,000 shares of Series A Preferred Stock sold in the Offering to officers, directors or affiliates of the Company who were referred to the Placement Agent by the Company, a placement fee equal to 3.0% of the offering price of such shares. In addition to the placement fees, the Company agreed to pay the Placement Agent an accountable expense allotment equal to 0.75% of the offering price of the shares of Series A Preferred Stock sold in the Offering.

In addition, under the Placement Agreement, the Company agreed that, for so long as 5% or more of the outstanding shares of Series A Preferred Stock are owned by investors who purchased their shares in the Offering due to the Placement Agent’s solicitation efforts (rather than due to referrals to the Placement Agent from the Company’s officers, directors or affiliates), the Placement Agent will have the right to designate, subject to the Company’s approval, which shall not be unreasonably withheld, one individual to serve as a non-voting observer to the Company’s board of directors (the “Observer”). The Observer is (a) entitled to proper notice of all meetings of the Company’s board of directors, (b) permitted to attend such meetings via telephone, (c) entitled to receive the same compensation (including stock options, if any) as that paid or awarded to the Company’s independent directors, and (d) entitled to reimbursement of travel expenses incurred in connection with in-person attendance at any meetings of the Company’s board of directors; provided, however, that such reimbursement shall be limited to an aggregate amount equal to $1,500 per meeting and that the Observer shall be required to fly economy class to all such meetings. The Placement Agent has initially designated L. McCarthy Downs, III, its Managing Director, as the Observer.

The Observer, and any person possessing any such rights to observe the Company’s board of directors (a) will not be deemed to be a director of the Company under the Florida Business Corporation Act, as amended, the rules and regulations of The Nasdaq Stock Market, LLC or the Securities and Exchange Commission (the “SEC”), (b) will take any and all actions necessary to ensure that such a person will not be deemed to be a director of the Company under the Florida Business Corporation Act, as amended, the rules and regulations of The Nasdaq Stock Market, LLC or the SEC, and (c) with notice, all such persons possessing any such rights to observe the Company’s board of directors (including the Observer) may be excluded, excused or dismissed as a group from meetings of the committees and subcommittees of the Company’s board of directors upon the request (and at the discretion) of the members of such committees or subcommittees and all such persons will comply with all such requests.

The Placement Agreement also provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Placement Agent may be required to make in respect of any such liabilities.

The description set forth herein of the Placement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agreement attached hereto as Exhibit 1.1 and incorporated herein by this reference.

Item 8.01.	Other Events.

On March 31, 2011, the Company issued a news release announcing the closing of its Offering of Series A Preferred Stock. The news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011

HOMEOWNERS CHOICE, INC.

By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agreement, dated March 25, 2011, between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated.

99.1	Homeowners Choice, Inc. news release dated March 31, 2011.

4